EXHIBIT 6.7

                              CONSULTING AGREEMENT

               THIS AGREEMENT made this 23 day of March, 2000

               BETWEEN:

                            ENERGY VENTURES INC. (CANADA) and its successors and assigns (EVI)

                                       and

                            DR. KARL KORDESCH and KORDESCH AND ASSOCIATES
                           (together known as the consultants)

               WHEREAS EVI is engaged in the development and marketing of technology and owns, controls or participates in ventures owning or controlling technologies, patented and secret methods, processes and formulas, and may from time to time engage in the marketing, licensing, manufacturing or production of technologies, products or commodities and acquire or develop additional technologies, processes methods and formulas referred to as enhancements: AND WHEREAS the consultants desire to provide services and expertise to EVI to assist in the development and marketing of the EVI technologies and enhancements; AND WHEREAS in connection with the provision of these services and expertise to EVI, even though not directly engaged in such development and manufacture, are by reason of their duties, informed with respect to such technologies and enhancements and are enabled to contribute new improvements on existing technologies and enhancements: AND THEREFORE EVI and the consultants, in consideration of the respective mutual agreements herein, agree with each other as follows:

               I. SERVICES

               EVI hereby retains the consultants to provide such consulting services and expertise as are reasonably requested from time to time by EVl specificallv related to Lithium, Nickel based bobbin systems with cathodes other than Manganese, Zinc Carbon hybrid systems, Fuel cells and related technologies.

               2. CONSULTING ENTITLEMENT

               The consultants shall be entitled to receive options for 50,000 common shares of EVI Delaware at an option price of $.50 US per share exersizeable until December 31st, 2000 or thirty days after the termination of this agreement, whichever comes first. In addition, the consultants will bill services at a rate that is pre-approved by EVI.

               3. EXPENSES

               All disbursements, costs and other expenses made or incurred by the Consultants in providing these services shall be expenses of and shall be borne by EVI providing EVI has pre-approved the nature and extent of these expenses

               4. PAYMENT OF ENTITLEMENT AND EXPENSES

               The Consultants shall submit to EVI, not later than 10 business days following the end of each month during which services were provided by the Consultants to EVI, an invoice setting out the provision of services provided to EVI and any disbursements costs and expenses. Any taxes payable are solely the responsibility of the Consultants and the Consultants hereby indemnify EVl in connection therewith. In order to comply with the applicable legislation, EVI may be required to withhold amounts from payments to be made respecting the Entitlement, sufficient to satisfy taxation requirements. All parties agree to use best efforts to minimize any tax impact while complying with applicable legislation.

               5. EXCLUSIVE ARRANGEMENT

               The services to be provided by the Consultants to EVI are to be deemed to be exclusive and the Consultants acknowledge that, during the term hereof and for a term of one year thereafter, they shall not be able to render service or advice to any other persons or businesses engaged in a similar field to that of EVI, or to compete or assist or advise any other person or business which may be competing against Evi or its subsidiaries, affiliates and assigns, except to Electric Auto Corporation of Fort Lauderdale and then only in the area of Alkaline Fuel Cells.

               6. BEST EFFORTS

               During the period of providing services to EVI, the Consultants shall devote their expertise and best efforts to such duties assigned to them by EVI and will faithfully and diligently serve, and endeavor to further the interests of EVI.

               7. BENEFIT OF ENHANCEMENTS

               Any and all enhancements, inventions and improvements thereon which the Consultants may conceive or make during the period of providing services to EVI, relating or in any way connected with any of the technologies or enhancements or other matters in which EVl bas been or may become interested, shall be the sole and exclusive property of EVI and the Consultants will, whenever required to do so by EVI, execute any kind of applications, assignments and instruments which EVI shall deem necessary in order to apply for and obtain patents for such inventions or improvements and in order to assign and convey to EVI the sole and exclusive right, title and interest in and to such enhancements, inventions, improvements, applications and patents. The Consultant's obligations to execute the documents referred to above, continue beyond the termination of the agreement with respect to any and all enhancements, inventions or improvements conceived or made by them while providing services to EVI. Such obligations shall be binding on the Consultants assigns, executors, administrators or other representatives.

               8. CONFIDENTIALITY

               The Consultants shall not directly or indirectly, disclose or use, at any time, either during or subsequent to the period of their services to EVI, any secret or any confidential information concerning EVI' s processes, methods, formulas, apparatus specifications, materials and sources of supply thereof, customers, their identities and requirements, discoveries, inventions, patents (including applications and rights in either), contracts, finances, personnel, their duties and capabilities, research plans, policies and intentions, including matters not technically trade secrets, the dissemination of knowledge whereof my prove prejudicial to EVI, other than to their employees, consultants, associates or students in the course of their duties who shall be advised of the confidentiality and agree to be bound thereby. The Consultants are responsible for any improper use or disclosure by such person.

               9. TERM

               The term of this agreement shall be from the date of signing unit December 31st, 2003 and this agreement supersedes all previous agreements which shall deem to have been completed with all rights assigned to EVI and all payments due or received to the Consultants.

               10. DUTIES ON TERMINATION

               On the date of the termination of this agreement, the Consultants shall receive all approved expenses incurred to the date of termination and the Consultants shall return to EVI all plans drawings, models, samples papers, notes, books or other equipment or documents belonging to EVI or relating to its business.

               11. SEVERABILITY

               If any provision of this agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provisions or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

               12. NOTICE

               Any communication shall be in writing and may be given by personal delivery, registered mail or telecopier transmitted addressed to the recipient ass indicated below or to such other address or phone number as may in writing, advise the other and will be deemed made on actual delivery or receipt.

               13. GOVERNING LAW

               The agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada. In the event of the assignment of the benefits of this agreement by EVI, the governing law may have to, at the option of EVI's assignee, be moved to the applicable jurisdiction of EVI's assignee.

               14. ASSIGNMENTS

               This agreement shall be binding upon and enure to the benefit of EVI and its successors and assigns though it may not be assigned by the Consultants without EVI's prior written permission

               15. ENTIRE AGREEMENT

               This agreement constitutes the entire agreement between the parties pertaining to the subject matter of this agreement. There are no warranties, representatives agreements forth or referred to in this agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by any party or directors, officers and agents to any other party or its directors, officers and agents except to extend that the same has been reduced in writing and included as a term of this agreement.

               IN WITNESS THEREOF we have executed the agreement as of the day, month and year first above written.

               Dr. Karl Kordesch                    Energy Ventures Inc.

               /s/ Karl Kordesch                    PER  /s/ D. Wayne Hartford
               Kordesch & Associates Inc.           D. Wayne Hartford, President

               PER  /s/ Karl Kordesch
               Dr. Karl Kordesch, President         WITNESS: /s/ David J. Trudel